UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Digital Generation, Inc.
(Name of Registrant as Specified In Its Charter)

Alex Meruelo Meruelo Investment Partners LLC Alex Meruelo Living Trust Xavier A. Gutierrez
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Introduction

This Proxy Statement on Schedule 14A ("Soliciting Material Statement") is filed by and on behalf of the following persons: (a) Alex Meruelo Living Trust ("Meruelo Trust"); (b) Meruelo Investment Partners LLC ("Meruelo Partners"); (c) Alex Meruelo; and (d) Xavier A. Gutierrez.

This Soliciting Material Statement relates to a proposed solicitation by the filing persons of proxies from shareholders of Digital Generation, Inc. (the "Company") pursuant to a Definitive Proxy Statement on Schedule 14A to be filed by Meruelo Partners with the SEC. Security holders are advised to read the proxy statement and other materials (when and if they become available) because they will contain important information, including with respect to the proxy solicitation and the participants in the solicitation. Security holders may obtain the proxy statement and other material (when and if they become available) for free at the SEC's web site at http://www.sec.gov or from the participants using the contact information provided herein or in the materials.

Information with respect to the identity of the participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, is included in Exhibit 2 hereto and hereby incorporated herein by reference. Security holders may obtain the information for free at http://www.sec.gov or by contacting us using the contact information provided herein or in the materials.

Written Soliciting Material Communication

On November 8, 2012, Meruelo Partners issued a press release, a copy of which is included as Exhibit 1 hereto and hereby incorporated herein by reference.

Remainder of Page Intentionally Left Blank. Exhibit Index to Follow.

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Exhibit Index

Reference	Description	Notes*
1	Press Release issued November 8, 2012	*
2	Participant Information	*

*	Filed herewith.

Remainder of Page Intentionally Left Blank.

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For Immediate Release	Press Release

Alex Meruelo Announces Intention to Nominate Directors for Election to Digital Generation's Board

Questions Strategic Alternatives Process and Calls for Updated, Improved Disclosure

Los Angeles, November 8, 2012 - Alex Meruelo today issued the following statement regarding Digital Generation, Inc. (Nasdaq: DGIT):

I am Digital Generation's largest shareholder. Meruelo Investment Partners LLC and I are committed to the Company's success and maximizing value for all shareholders, including through the consummation (via the Company's existing strategic alternatives process or otherwise) of a timely sale of the Company or any other strategic alternative that is in the best interests of shareholders.

Although we value our relationship with Digital Generation and have supported the Company's existing strategic alternatives process, we have serious concerns about the process and the ability and willingness of management of the Company to act in the best interests of all shareholders. We have been disappointed by the lack of communication and transparency and have become increasingly concerned about the timing and credibility of the process. We also have significant doubts as to whether the process can be reasonably expected to maximize value for all shareholders. We believe that many of our fellow shareholders share these concerns.

We intend to call upon Digital Generation to promptly address these concerns and satisfy its reporting and disclosure obligations, including by completing the Company's strategic alternatives process in a timely manner and providing shareholders with meaningful updates and information regarding the status of the process until it is completed. We believe that it is reasonable to expect the Company to complete the process this year. We plan to ask the Company to announce the resolution of the process or, if the process is not yet then complete, provide shareholders with a substantive update regarding the status and expected timing and resolution of the process, in either case, no later than November 30, 2012.

We intend also to nominate independent directors for election to Digital Generation's board at the next annual or special meeting at which shareholders are asked to act upon the election of directors. We believe that the addition of our nominees will enhance the independence of the board, oversight of management, and the Company's other short-term and long-term corporate governance functions, including with respect to the completion of the Company's existing strategic alternatives process, as necessary, and any such future process, if the existing process fails to produce a strategic alternative that is in the best interests of shareholders.

We may suggest, recommend, propose, participate in, or otherwise pursue or seek to influence transactions involving the acquisition, sale, or exchange of all or part of the Company's securities or assets (or other actions relating to, or potentially resulting in, changes to the Company's business, condition, operations, structure, governance, management, capitalization, policies, plans, and prospects and other actions and changes), including by: making shareholder proposals or supporting the nominees or proposals of others; calling a special meeting of shareholders; and commencing a tender offer or tendering shares into a third-party tender offer.

About the Meruelo Parties

Meruelo Investment Partners LLC acts as an investment adviser or manager to other persons and accounts and may be deemed to beneficially own securities owned or held by or for the account or benefit of such persons and accounts. The principal business of Meruelo Investment Partners is serving as an investment adviser or manager to other persons and accounts.

Alex Meruelo is the President of Meruelo Investment Partners and may be deemed to control, and beneficially own securities owned or held by, Meruelo Investment Partners. The present principal occupation of Mr. Meruelo is serving as the principal of the Meruelo Group, which includes affiliated companies with significant interests in real estate management and development, utility construction, hospitality, food services (manufacturing, distribution and restaurant operations), and television broadcast media.

About the Proxy Solicitation

We intend to file a proxy statement and other soliciting materials with the SEC and use the materials to solicit proxies from shareholders of Digital Generation, Inc. in connection with a meeting of shareholders of the Company. Security holders are advised to read the proxy statement and other materials (when and if they become available) because they will contain important information, including with respect to the proxy solicitation and the participants in the solicitation. Security holders may obtain the proxy statement and other material (when and if they become available) for free at the SEC's web site at http://www.sec.gov or from the participants using the contact information provided herein or in the materials.

We intend to file this press release with the SEC on November 8, 2012 as soliciting material on Schedule 14A and include information in Exhibit 2 to the Schedule 14A with respect to the identity of the participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise. Security holders may obtain the information for free at http://www.sec.gov or by contacting us using the contact information provided herein or in the materials.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to factors that could cause actual results to differ materially from expected results, including assumptions that may not be correct or accurate due to risks related to Digital Generation and other parties, circumstances, and conditions we cannot control or predict, the inherent uncertainty of future events, and other factors that may cause us to change our plans.

Source:	Meruelo Investment Partners LLC

Contact:	Xavier A. Gutierrez
President and Chief Investment Officer
Meruelo Group
(562) 745-2339

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Participant Information

The potential participants in the proposed solicitation ("Participants") may include the following persons: (a) Alex Meruelo Living Trust ("Meruelo Trust"); (b) Meruelo Investment Partners LLC ("Meruelo Partners"); (c) Alex Meruelo; and (d) Xavier A. Gutierrez.

Meruelo Trust is a grantor trust.

Meruelo Partners acts as an investment adviser or manager to other persons and accounts and may be deemed to beneficially own securities owned or held by or for the account or benefit of such persons and accounts. The principal business of Meruelo Partners is serving as an investment adviser or manager to other persons and accounts.

Mr. Meruelo is the trustee of Meruelo Trust and Chief Executive Officer and Chairman of Meruelo Partners and may be deemed to control, and beneficially own securities owned or held by, each of Meruelo Trust and Meruelo Partners. Mr. Meruelo may also be deemed to beneficially own securities owned or held by or for trusts of which his spouse is the trustee and his children are beneficiaries. The present principal occupation of Mr. Meruelo is serving as the principal of the Meruelo Group, which includes affiliated companies with significant interests in real estate management and development, utility construction, hospitality, food services (manufacturing, distribution and restaurant operations), and television broadcast media.

Mr. Gutierrez is the President and Chief Investment Officer of Meruelo Partners. The present principal occupation of Mr. Meruelo is serving as the President and Chief Investment Officer of the Meruelo Group.

The potential participants have interests in the Company as described below.

Participant	Interest
Alex Meruelo Living Trust	2,622,476
Meruelo Investment Partners LLC	2,688,956
Alex Meruelo	2,688,956
Xavier A. Gutierrez	0

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